SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 27, 2003

Cooperative Computing, Inc.

(Exact name of Registrant as specified in charter)

Delaware	333-49389	94-2160013
(State or other jurisdiction	(Commission file number)	(I.R.S. employer
of incorporation)		identification no.)

804 Las Cimas Parkway, Suite 200
Austin, Texas 78746
(Address of principal executive offices)

Registrants’ telephone number, including area code: (512) 328-2300

ITEM 5. Other Events and Regulation FD Disclosure.
ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-4.1 Supplemental Indenture
EX-4.2 Indenture
EX-10.1 Third Amended/Restated Credit Agreement
EX-10.2 Stock Purchase Agreement
EX-10.3 Securities Repurchase Agreement
EX-99.1 Press Release

ITEM 5. Other Events and Regulation FD Disclosure.

     On June 30, 2003, Cooperative Computing, Inc. (the “Company”) issued a press release announcing the completion of its notes offering of $157 million aggregate principal amount of senior notes on June 27, 2003 (the “Notes”). The Notes are issued under an indenture, dated June 27, 2003 (the “Indenture”), between the Company and Wells Fargo Bank Minnesota, N.A., as trustee (the “Trustee”). The Company used a portion of the proceeds to distribute to its parent, Cooperative Computing Holding Company, Inc. (“Holding”), for the purpose of purchasing the shares of Holding common stock from certain of its stockholders pursuant to a Securities Repurchase Agreement, dated as of June 5, 2003. The Company also used a portion of the proceeds of the offering to purchase all of the membership interests of HM Coop LLC, which owns 1,750,000 shares of common stock of Internet Autoparts, Inc. for an aggregate purchase price of $1.82 million, pursuant to the terms of a Stock Purchase Agreement, dated as of June 27, 2003.

     Additionally, the Company completed its tender offer for its $100 million aggregate principal amount of 9% Senior Subordinated Notes due 2008. The Company accepted tenders of notes from holders of 82.5% of the $100 million outstanding notes, pursuant to the Offer to Purchase and Consent Solicitation Statement dated May 30, 2003 and the related Consent and Letter of Transmittal, as amended. The consents were solicited to effect certain amendments to the Indenture. The Company and the Trustee executed a supplemental indenture containing the amendments on June 27, 2003. Holders of all 9% senior subordinated notes that remain outstanding are bound by such amendments. The Company used a portion of the proceeds of the offering the pay the tender price and consent payment for the senior subordinated notes.

     The Company also used a portion of the proceeds to repay its existing senior credit facility and entered into a new senior credit facility with JPMorgan Chase Bank, as administrative agent, and J.P. Morgan Securities Inc., as arranger. The senior credit facility provides for revolving borrowings of up to $15 million. Borrowings under the senior credit facility will be used for working capital purposes and other general corporate purposes.

ITEM 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(c)	Exhibits

4.1	Supplemental Indenture, dated as of June 27, 2003, between Cooperative Computing, Inc. and Wells Fargo Bank Minnesota, N.A., successor to Norwest Bank Minnesota, NA, as trustee

4.2	Indenture, dated as of June 27, 2003, between Cooperative Computing, Inc. and Wells Fargo Bank Minnesota, N.A., as trustee

10.1	Third Amended and Restated Credit Agreement, dated as of June 27, 2003, among Cooperative Computing, Inc., Cooperative Computing Holding Company, Inc., the several banks and other financial institutions from time to time parties thereto and JPMorgan Chase Bank, as administrative agent

10.2	Stock Purchase Agreement, dated as of June 27, 2003, among Cooperative Computing, Inc., Hicks, Muse, Tate & Furst Equity Fund III, L.P. and HM3 Coinvestors, L.P.

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10.3	Securities Repurchase Agreement, dated as of June 5, 2003, among Cooperative Computing Holding Company, Inc., Cooperative Computing, Inc., Glenn E. Staats, Preston W. Staats, Jr., Hicks, Muse, Tate & Furst Equity Fund III, L.P., HM3 Coinvestors, L.P., Hicks, Muse, Tate & Furst Incorporated and HMTF Operating, L.P.

99.1	Press Release dated June 30, 2003

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SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

COOPERATIVE COMPUTING, INC

Date:	July 1, 2003	By:	/s/ Richard W. Rew, II

Richard W. Rew, II
General Counsel & Secretary

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EXHIBIT INDEX

EXHIBIT
NUMBER	DESCRIPTION

4.1	Supplemental Indenture, dated as of June 27, 2003, between Cooperative Computing, Inc. and Wells Fargo Bank Minnesota, N.A., successor to Norwest Bank Minnesota, NA, as trustee

4.2	Indenture, dated as of June 27, 2003, between Cooperative Computing, Inc. and Wells Fargo Bank Minnesota, N.A., as trustee

10.1	Third Amended and Restated Credit Agreement, dated as of June 27, 2003, among Cooperative Computing, Inc., Cooperative Computing Holding Company, Inc., the several banks and other financial institutions from time to time parties thereto and JPMorgan Chase Bank, as administrative agent

10.2	Stock Purchase Agreement, dated as of June 27, 2003, among Cooperative Computing, Inc., Hicks, Muse, Tate & Furst Equity Fund III, L.P. and HM3 Coinvestors, L.P.

10.3	Securities Repurchase Agreement, dated as of June 5, 2003, among Cooperative Computing Holding Company, Inc., Cooperative Computing, Inc., Glenn E. Staats, Preston W. Staats, Jr., Hicks, Muse, Tate & Furst Equity Fund III, L.P., HM3 Coinvestors, L.P., Hicks, Muse, Tate & Furst Incorporated and HMTF Operating, L.P.

99.1	Press Release dated June 30, 2003